Marcum & Kliegman LLP

Certified Public Accountants & Consultants

A Limited Liability Partnership Consisting of Professional Corporations

December 22, 2008

Mr. Xigun Yu
TIA I, Inc.
58 Heng Shan Road, Kun Lun Shopping Mall,
Harbin, The People's Republic of China 150090

Re: TIA I, Inc.

Dear Mr. Yu:

This is to confirm that the client-auditor relationship between TIA I, Inc. and Marcum & Kliegman LLP has ceased effective December 17, 2008.

Very truly yours,

Marcum & Kliegman LLP

Sent Via E-Mail btan@srff.com

Sent Via Federal Express – Priority - Sichenzia Ross Friedman Ference LLP
61 Broadway 32nd Floor,
New York, NY 10006

cc: PCAOB Letter File, 7th Floor
Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Sent Via Certified Mail –
Return Receipt Requested
Sent Via Fax: 202-772-9252 (PCAOB Letter File, 7th Floor)

L:\Clients\TIA I, Inc\2008\Letters\Termination of client 121908.doc

Marcum & Kliegman LLP
Certified Public Accountants & Consultants
A Limited Liability Partnership Consisting of Professional Corporations

January 6, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by TIA I, Inc. under Item 4.01 of its Form 8-K/A dated January 6, 2009. We agree with the statements concerning our Firm in such Form 8-K;/A we are not in a position to agree or disagree with other statements of TIA I, Inc. contained therein.

Very truly yours,

Marcum & Kliegman LLP

L:\Clients\TIA I, Inc\2008\Letters\Change of Accountants 121908.doc

655 Third Avenue • 16th Floor • New York, NY 10017 • Tel 212-981-3000 • Fax 212-981-3001
Melville New York Greenwich Grand Cayman
www.mkllp.com